UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56051	82-2911016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Northann Distribution Center Inc.
9820 Dino Drive, Suite 110
Elk Grove,
CA
95624
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

Financing and Strategic Planning Advisory Agreement with Linkun Investment LLC

On December 4, 2024, the Company entered into a Financing and Strategic Planning Advisory Agreement with Linkun Investment LLC (“Linkun Investment”, and such agreement, the “Linkun Investment Consulting Agreement”).

Pursuant to the Linkun Investment Consulting Agreement, Linkun Investment has agreed to provide certain strategic planning advisory services in connection with the Company’s business development during the term of the agreement, which is for six months from the date of execution of the Linkun Investment Consulting Agreement, unless otherwise earlier terminated by mutual agreement of the parties.

In consideration for agreeing to provide such strategic planning advisory services under the Linkun Investment Consulting Agreement, the Company has agreed to issue and allot 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Linkun Investment Compensation Shares”) to an entity designed by Linkun Investment. The issuance of the Linkun Investment Compensation Shares was completed pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The foregoing description of the Linkun Investment Consulting Agreement does not purport to be complete, and is qualified in its entirety by reference to the Linkun Investment Consulting Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Business Development Agreement with CAKL Holdings Sdn Bhd

On December 4, 2024, the Company entered into a Business Development Agreement with CAKL Holdings Sdn Bhd (“CAKL”, and such agreement, the “CAKL Consulting Agreement”).

Pursuant to the CAKL Consulting Agreement, CAKL has agreed to provide supply chain related consulting services in connection with the Company’s business development, sales strategies, promotion and marketing planning, during the term of the agreement, which is for one year from the date of execution of the CAKL Consulting Agreement.

In consideration for agreeing to provide such supply chain related consulting services under the CAKL Consulting Agreement, the Company has agreed to issue and allot 4,500,000 shares of the Company’s common stock, par value $0.001 per share (the “CAKL Compensation Shares”) to an entity designed by CAKL. The issuance of the CAKL Compensation Shares was completed pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The foregoing description of the CAKL Consulting Agreement does not purport to be complete, and is qualified in its entirety by reference to the CAKL Consulting Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K.

Technical Service Agreement with San River International Sdn Bhd

On December 4, 2024, the Company entered into a Technical Service Agreement with San River International Sdn Bhd (“San River”, and such agreement, the “San River Consulting Agreement”).

Pursuant to the San River Consulting Agreement, San River has agreed to provide technical support, business support and related consulting services in connection with the Company’s business development, and as reasonably requested by the Company, during the term of the agreement, which is for one year from the date of execution of the San River Consulting Agreement, unless otherwise earlier terminated in accordance with the terms of the San River Consulting Agreement.

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In consideration for agreeing to provide such technical support, business support and related consulting services under the agreement, the Company has agreed to issue and allot 4,600,000 shares of the Company’s common stock, par value $0.001 per share (the “San River Compensation Shares”) to an entity designed by San River. The issuance of the San River Compensation Shares was completed pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder..

The foregoing description of the San River Consulting Agreement does not purport to be complete, is qualified in its entirety by reference to the San River Consulting Agreement, filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1†	Financing and Strategic Planning Advisory Agreement by and between the Company and Linkun Investment LLC dated December 4, 2024

10.2†	Business Development Agreement by and between the Company and CAKL Holdings Sdn Bhd dated December 4, 2024

10.3†	Technical Service Agreement by and between the Company and San River International Sdn Bhd dated December 4, 2024

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

† Exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: December 5, 2024	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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